Exhibit 99.1

EXTENDATA SOLUTIONS, LLC

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2019

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

ExtenData Solutions, LLC

We have audited the accompanying financial statements of ExtenData Solutions, LLC (the “Company”), which comprise the balance sheet as of December 31, 2019, and the related statements of income, members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the changes in its net assets and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 6 to the financial statements, the Company’s outstanding membership interests were acquired by DecisionPoint Systems, Inc. on December 4, 2020. Our opinion is not modified with respect to this matter.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

February 12, 2021

ExtenData Solutions, LLC

Balance Sheet

December 31, 2019
ASSETS
Current assets:
Cash	$1,440,744
Accounts receivable, net	1,416,706
Prepaid expenses and other current assets	64,113
Total current assets	2,921,563
Property and equipment, net	503,167
Total assets	$3,424,730
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$1,910,603
Accrued expenses and other current liabilities	299,795
Deferred revenue	617,412
Total current liabilities	2,827,810
Commitments and contingencies (Note 5)
Members’ equity	596,920
Total liabilities and members’ equity	$3,424,730

See Accompanying Notes to the Financial Statements and Independent Auditors’ Report.

ExtenData Solutions, LLC

Statement of Income

Year Ended December 31, 2019
Net sales	$12,459,525
Cost of sales:
Product	7,801,248
Service	290,276
Cost of sales	8,091,524
Gross profit	4,368,001
Operating expenses:
Sales and marketing expenses	1,704,628
General and administrative expenses	1,815,065
Total operating expenses	3,519,693
Net income	$848,308

See Accompanying Notes to the Financial Statements and Independent Auditors’ Report.

ExtenData Solutions, LLC

Statement of Members’ Equity

Members’
Equity
Balance at January 1, 2019	$589,956
Net income	848,308
Distributions to members	(841,344)
Balance at December 31, 2019	$596,920

See Accompanying Notes to the Financial Statements and Independent Auditors’ Report.

ExtenData Solutions, LLC

Statement of Cash Flows

Year Ended December 31, 2019
Cash flows from operating activities
Net income	$848,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	294,693
Bad debt expense	10,840
Changes in operating assets and liabilities:
Accounts receivable	526,882
Prepaid expenses and other current assets	203,747
Accounts payable	312,927
Accrued expenses and other current liabilities	(132,795)
Deferred revenue	(197,909)
Net cash provided by operating activities	1,866,693
Cash flows from investing activities
Purchases of property and equipment	(390,603)
Net cash used in investing activities	(390,603)
Cash flows from financing activities
Distributions to members	(841,344)
Net used in financing activities	(841,344)
Change in cash and cash equivalents	634,746
Cash and cash equivalents, beginning of year	805,998
Cash and cash equivalents, end of year	$1,440,744

See Accompanying Notes to the Financial Statements and Independent Auditors’ Report.

ExtenData Solutions, LLC

Notes to the Financial Statements

Note 1: Description of Business

ExtenData Solutions, LLC (“ExtenData” or “the Company”), a Colorado limited liability company, is an enterprise mobility systems integrator that sells, installs, deploys and repairs mobile computing and wireless systems that are used both within a company’s facilities and in the field. These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers. The Company also provides professional services, consulting, maintenance, proprietary and third-party software and software customization and SaaS subscriptions. ExtenData was founded in 2002  and, since its inception, has operated as single entity partnership.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of ExtenData Solutions, LLC have been prepared on an accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires ExtenData to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is a reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. The Company evaluates its estimates and assumptions on a regular basis.

Accounts Receivable

Accounts receivable are stated at net realizable value, and as such, earnings are charged with a provision for doubtful accounts based on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines an allowance based on historical write-off experience, expectations regarding future periods, and specific account information available. Accounts receivable are reflected in the accompanying balance sheet net of a valuation allowance of $10,840 as of December 31, 2019. When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts and the related customer receivable.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally from three to five years. Leasehold improvements are recorded at cost and amortized over the shorter of the lease term or the life of the improvements. Cost incurred for repairs and maintenance are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation and amortization of disposed assets are removed from the accounts and any resulting gain or loss is included in non-operating income/ loss.

Capitalized Software Development Costs

The capitalization of software development costs for external use begins when technological feasibility has been established and ends when the software is available for sale. Software development costs are amortized on a straight-line line basis over the remaining economic life, generally three to five years. Amortization of the capitalized software is classified within cost of sales for services in the Statement of Income.

Long-lived Assets

The Company evaluates its long-lived assets for impairment annually when events or circumstances arise that indicate long-lived assets may be impaired. Indicators of impairment include, but are not limited to, a significant deterioration in overall economic conditions, a decline in enterprise value, the loss of significant business, or other significant adverse changes in industry or market conditions. The Company completed the qualitative assessment for impairment and determined that there was no impairment during the year ended December 31, 2019. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue, which could result in an impairment of long-lived assets in the future.

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides a hierarchy for inputs used in measuring fair value that prioritize the use of observable inputs over the use of unobservable inputs, when such observable inputs are available. The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-driven valuations in which all significant inputs are observable or can be derived principally from, or corroborated with, observable market data.

●	Level 3 - Fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including assumptions and judgments made by us.

The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these financial instruments.

Revenue Recognition

The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, a performance obligation is satisfied.

The Company combines contracts with the same customer into a single contract for accounting purposes when the contracts are entered into at or near the same time and the contracts are negotiated as a single commercial package, consideration in one contract depends on the other contract, or the services are considered a single performance obligation. If an arrangement involves multiple performance obligations, the items are analyzed to determine the separate units of accounting, whether the items have value on a standalone basis and whether there is objective and reliable evidence of their standalone selling price. The total contract transaction price is allocated to the identified performance obligations based upon the relative standalone selling prices of the performance obligations. The standalone selling price is based on an observable price for services sold to other comparable customers, when available, or an estimated selling price using a cost plus margin approach. The Company estimates the amount of total contract consideration it expects to receive for variable arrangements by determining the most likely amount it expects to earn from the arrangement based on the expected quantities of services it expects to provide, and the contractual pricing based on those quantities. The Company only includes some or a portion of variable consideration in the transaction price when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is subsequently resolved. The Company considers the sensitivity of the estimate, its relationship and experience with its clients and variable services being performed, the range of possible revenue amounts and the magnitude of the variable consideration to the overall arrangement.

As discussed in more detail below, revenue is recognized when a customer obtains control of promised goods or services under the terms of a contract and is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. The Company does not have any material extended payment terms, as payment is due at or shortly after the time of the sale. Sales, value-added and other taxes collected concurrently with revenue producing activities are excluded from revenue.

The Company recognizes contract assets or unbilled receivables related to revenue recognized for services completed but not yet invoiced. Unbilled receivables are recorded when the Company has an unconditional right to contract consideration. A contract liability is recognized as deferred revenue when the Company invoices clients, or receives customer cash payments, in advance of performing the related services under the terms of a contract. Remaining performance obligations represent the transaction price allocated to the performance obligations that are unsatisfied as of the end of each reporting period. Deferred revenue is recognized as revenue when the related performance obligation is satisfied.

As of December 31, 2019, the total aggregate transaction price allocated to the unsatisfied performance obligations was approximately $617,412, which is expected to be recognized over the next 12 months.

Hardware, consumables and software products – The Company recognizes product revenue at the point in time when a client takes control of the hardware and/or software, which typically occurs when title and risk of loss have passed to the client. The Company’s selling terms and conditions reflect that F.O.B ‘dock’ contractual terms establish that control is transferred from the Company at the point in time when the product is shipped to the customer.

Revenues from software license sales are recognized as a single performance obligation on a gross basis as the Company is acting as a principal in these transactions at the point the software license is delivered to the customer. Generally, software licenses are sold with accompanying third-party delivered software assurance, which allows customers to upgrade, at no additional cost, to the latest technology if new capabilities are introduced during the period that the software assurance is in effect. The accompanying third-party delivered software assurance is recognized on a net basis as the Company is acting as an agent in these transactions. The Company considers several factors to determine whether it is acting as a principal or an agent, including whether the Company is the primary obligor to the customer, has established its own pricing and has inventory and credit risks. We determined that the third party delivered software assurance is a separate performance obligation as the third party is the primary obligor in the transactions at the point that the software assurance is delivered to the customer.

The Company’s internally developed software solution generates SaaS revenues from implementation, training and subscription fees. The initial term of the SaaS agreements is generally one year. The subscription fees are recognized over the subscription period. The implementation fees are necessary and integral for the customer to utilize the software. As such, the implementation fees are deferred and amortized over the subscription period.

The Company also offers third-party SaaS subscriptions to its customers. The third-party subscriptions are recognized on a net basis as the Company is acting as an agent in these transactions, whereas, the Company’s internally developed software solution offering is recognized on a gross basis.

The Company leverages drop-ship shipments with many of its partners and suppliers to deliver hardware and consumable products to its clients without having to physically hold the inventory at its warehouses, thereby increasing efficiency and reducing costs. The Company recognizes revenue for drop-ship arrangements on a gross basis as the principal in the transaction when the product is received by the client because it controls the product prior to transfer to the client. The Company also assumes primary responsibility for the fulfillment in the arrangement, assumes inventory risk if the product is returned by the client, sets the price of the product charged to the client, assumes credit risk for nonpayment by its customer, and works closely with clients to determine their hardware specifications.

Professional services – The Company provides professional services which include consulting, staging, deployment, installation, repair and customer specified software customization. The arrangement is based on either a time and material basis or a fixed fee. For the time and materials service contracts, the Company recognizes revenues as those services are provided and consumed, as this is the best output measure of how the services are transferred to the customer. Fixed fee contracts are recognized in the period in which the services are performed or delivered using a proportional service model. Except for installation services that are recognized over the subscription period as previously described, all other professional services are recognized on a gross basis in the period in which the services are performed or delivered.

Maintenance services – The Company sells certain Original Equipment Manufacturer (“OEM”) hardware and software support arrangements to its clients and also offers an internal maintenance agreement related to hardware. These contracts are support service agreements for the hardware and/or software products that were acquired from the Company and others. Although these are third-party support agreements for maintenance on the specific hardware and/or software products, The Company’s internal help desk and systems engineers assist customers by providing technical assistance on the source of or how to fix the problem. In addition, the Company also provide a turn back feature, deploying replacements as needed while it manages the return and reverse logistics of the product back to the OEM. Revenue related to service contracts is recognized ratably over the term of the agreement, generally over one to three years.

The Company acts as the principal in the transaction as the primary obligor for fulfillment in the arrangement, it sets the price of the service charged to the customer, and assumes credit risk for the amounts invoiced. In addition, the Company manages back-end warranties, service contracts and repairs for multiple products and suppliers. The Company leverages its knowledge base of mobility best practices by consolidating multiple suppliers’ maintenance requirements under a single point of contact through the Company. The Company’s internal support team assists its customers first by performing an initial technical triage to determine the source of the problem including, but not limited to, physical damage and software issues and whether they can be handled remotely by the client or returned for repair. Further, the Company receives the returned products, confirms that the equipment is operational or not, either repairs or refurbishes the equipment internally or returns it to the manufacturer directly to repair. The Company then obtains the product turn back from the manufacturer and either send it back out to a specific customer location or place in a customer’s spare pool. As a result, the Company recognizes the revenue on a gross basis.

The following table summarizes net sales by revenue source for the year ended December 31, 2019:

Hardware and software	$8,577,275
Consumables	1,713,917
Professional services and maintenance services	2,168,333
$12,459,525

Concentration of Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and accounts receivable. All of the Company’s cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor. The Company has not experienced any such losses in these accounts.

In 2019, one customer accounted for 12% of net sales. At December 31, 2019, two customers accounted for 24% of total accounts receivable.

Income Taxes

Income taxes have not been provided as each LLC member is individually liable for the taxes, if any, on its share of the partnership’s income and expenses. U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements and requires the evaluation of tax positions taken or expected to be taken in the course of preparing the financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority.

The Company files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. In general, the statute of limitations of the Company’s U.S. federal tax returns remains open three years after a tax return is filed. The statutes of limitations on the Company’s state and local tax returns may remain open for an additional year depending upon the jurisdiction. Management does not believe that there are any uncertain tax positions that require recognition of a tax liability.

Accounting Standards Adopted in 2019

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. ASU 2017-01 is effective the year ended December 31, 2019 and interim reporting periods. The effect of the adoption of this guidance did not impact the Company’s financial statements.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This guidance requires an entity to recognize lease liabilities and a right-of-use asset for all leases on the balance sheet and to disclose key information about the entity’s leasing arrangements. Based on certain amendments, ASU 2016-02 will be adopted by the Company at the beginning of the first quarter of fiscal 2021. The Company will adopt the new guidance using the new transition election to not restate comparative periods. The Company will elect the package of practical expedients upon adoption, which permits the Company to not reassess under the new standard its prior conclusions about lease identification, lease classification, and initial direct costs. In addition, the Company will elect not to separate lease and non-lease components for all real estate leases and did not elect the hindsight practical expedient. The Company expects the adoption to be material to its balance sheet but does not expect the adoption to have a material impact on its results of operations.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU will require the measurement of all expected credit losses for financial assets, including trade receivables, held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates,” which, among other things, defers the effective date of ASU 2016-13 for private companies to fiscal years beginning after December 15, 2022, including interim periods within those years. Early adoption is permitted. The Company does not expect the adoption of this ASU will have a material impact on its financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for the Company in the first quarter of 2020. The Company does not expect the adoption of this guidance to have a material impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles–Goodwill and Other–Internal-Use Software that requires implementation costs incurred by customers in cloud computing arrangements to be deferred and recognized over the term of the arrangement, if those costs would be capitalized by the customer in a software licensing arrangement under the internal-use software guidance in ASC Topic 350, Intangibles–Goodwill and Other. This ASU requires a customer to disclose the nature of its hosting arrangements that are service contracts and provide disclosures as if the deferred implementation costs were a separate, major depreciable asset class. ASU 2018-15 is effective for the Company beginning in the first quarter of 2020. Early adoption is permitted. The Company does not expect the adoption of this guidance to have a material impact on its financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for the Company beginning in the first quarter of 2022. The Company does not expect this guidance to have a material impact on its financial statements.

Note 3: Property and Equipment

Property and equipment consist of the following at December 31, 2019:

Software	$3,007,168
Computer hardware	103,568
Equipment	27,227
Furniture and fixtures	21,173
Leasehold improvements	15,205
Property and equipment, gross	3,174,309
Accumulated depreciation	(2,671,142)
Property and equipment, net	$503,167

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2019 totaled $294,693.

Note 4: Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following at December 31, 2019:

Commissions	$197,331
Sales tax payable	73,312
Deferred rent	10,712
Customer deposits	8,208
Other	10,232
Total accrued expenses and other current liabilities	$299,795

Note 5: Commitments and Contingencies

Operating Leases

At December 31, 2019, future minimum commitments under a noncancelable operating lease having a lease term in excess of one year was for real property aggregated $329,954, payable as follows: $113,269 in 2020, $116,840 in 2021 and $99,846 in 2022.

Contingencies

From time to time, the Company is subject to disputes and litigation incidental to the conduct of its business. When applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. While the outcome of lawsuits and other proceedings against us cannot be predicted with certainty, in management’s opinion, individually or in the aggregate, no such lawsuits are expected to have a material effect on the Company’s financial position or results of operations.

Note 6: Subsequent Events

COVID-19

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including geographical areas in which the Company operates.

The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on its customers, employees and vendors all of which are uncertain and cannot be predicted. Through the date of this report, COVID-19 did not have a material impact on the Company’s financial condition or results of operations but the extent to which COVID-19 may impact its future financial condition or results of operations is uncertain.

In April 2020, the Company received $408,862 in proceeds from a loan from Cross River Bank, which were granted pursuant to the Paycheck Protection Program of the Coronavirus Aid Relief and Economic Security Act.

Acquisition by DecisionPoint Systems, Inc.

On December 4, 2020, the Company entered into a purchase agreement to be acquired by DecisionPoint Systems, Inc (“DecisionPoint”) and concurrently therewith closed the sale of all of the issued and outstanding membership interests of the Company. As a result of the acquisition, ExtenData became a wholly-owned subsidiary of DecisionPoint.

The purchase price for the acquisition was cash of $4,250,000, subject to certain adjustments such as potential deductions for indebtedness and other transaction related expenses and bonuses. In addition, subject to the financial performance of ExtenData in each of the two years following closing, DecisionPoint may pay the Company’s members a total of up to an additional $750,000 in earn out payments. Of the purchase price, $500,000 was delivered into escrow at the closing to, among other things, cover any losses for which the Company’s partners may be obligated to indemnify DecisionPoint. The purchase agreement imposes additional obligations on the parties, including restrictive covenants that are applicable to the sellers.

The purchase agreement contains customary representations and warranties as well as covenants by each of the partners and DecisionPoint. Under the terms of the purchase agreement, each of DecisionPoint, on the one hand, and the Company’s members, on the other hand (on an individual basis), agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters, subject to certain limitations set forth in the purchase agreement. The representations and warranties in the purchase agreement are the product of negotiation among the parties to the purchase agreement and are for the sole benefit of such parties. In some instances, the representations and warranties in the purchase agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the purchase agreement. Consequently, persons other than the parties to the purchase agreement may not rely upon the representations and warranties in the purchase agreement as characterizations of actual facts or circumstances as of the date of the purchase agreement or as of any other date.